Fourth Quarter 2018 Earnings Conference Call NYSE: CVA February 14, 2019

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: the risks and uncertainties affecting Covanta's business described in periodic securities filings by Covanta with the SEC. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to: seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms; adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws; advances in technology; difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events; failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own; Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time; Covanta's ability to utilize net operating loss carryforwards; limits of insurance coverage; Covanta's ability to avoid defaults under its long-term contracts; performance of third parties under its contracts and such third parties' observance of laws and regulations; concentration of suppliers and customers; geographic concentration of facilities; increased competitiveness in the energy and waste industries; changes in foreign currency exchange rates; limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; the scalability of its business; restrictions in its certificate of incorporation and debt documents regarding strategic alternatives; failures of disclosure controls and procedures and internal controls over financial reporting; Covanta's and the joint ventures ability to attract and retain talented people; general economic conditions in the United States and abroad, including the availability of credit and debt financing; and other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2019 and future periods are as of February 14, 2019. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Discussion of Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in this release, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition or divestiture candidates, and highlight trends in the overall business. Note: Throughout this presentation, certain amounts may not total due to rounding. 2 February 14, 2019

2018 Financial Summary (Unaudited) FY 2019 (in millions, except per share amounts) FY 2018 FY 2017 Guidance(1) Revenue $1,868 $1,752 Adjusted EBITDA $457 $408 $440 - $465 Net cash provided by operating activities $238 $242 Free Cash Flow $100 $132 $120 - $145 Diluted EPS $1.15 $0.44 Adjusted EPS $(0.10) $(0.37) 1) Guidance as of February 14, 2019. 3 February 14, 2019

Business and Strategic Highlights

✓ **Record plant operating performance in 2018**
- 20.4 million tons processed
- Best safety and environmental performance in the company's history

✓ **Waste business strong**
- MSW tip fee growth running over 3%
- EfW profiled waste up 10% in 2018
- Manhattan MTS start-up expected in Q2 2019

✓ **Energy exposure well-managed**
- Revenue 85% hedged or contracted for 2019
- No material contract expirations until 2024

✓ **Advancing capabilities in metals and ash management**
- Continued record material recoveries
- Combating weak non-ferrous market with better ash separation / sales mix
- Began construction of first Total Ash Processing System ("TAPS")

✓ **Plant maintenance**
- Executing on plan for 2018 / 2019
- Long-term trajectory unchanged

✓ **Optimizing North America portfolio**
- Amended Long Beach contract to expand opportunities and reduce risk
- Acquired Palm Beach operating contracts in accretive transaction
- Non-core asset sales in progress

✓ **UK project development pipeline**
- Reached financial close on Earls Gate project with Green Investment Group
- Rookery permit challenge denied by UK High Court in Q4 2018
- Protos operating permit received in Q1 2019







4 February 14, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Financial Overview 5 February 14, 2019

Revenue: 2018 vs. 2017 (1) (2) 1) Includes waste and service revenue, energy and metals volume, metals processing, and construction activity. 2) Energy price includes capacity payments. 6 February 14, 2019

Adjusted EBITDA: 2018 vs. 2017 (1) (2) 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity, insurance proceeds, and overhead. 2) Energy price includes capacity payments, and RECs. 7 February 14, 2019

Free Cash Flow: 2018 vs. 2017 (1) 1) Includes capital type expenditures at client owned facilities. 8 February 14, 2019

Growth Investment Outlook FY 2019 (Unaudited, in millions) FY 2018 Outlook Organic growth investments (1) $23 $25 New York City MTS contract 13 20 Total Ash Processing System 1 15 UK investments (2) 21 10 Acquisitions 50 - Dublin facility construction 22 - Total growth investments $130 ~$70 Proceeds from asset sales (3) $198 - Note: 2019 outlook for acquisitions, UK investments and proceeds from asset sales to be updated as transactions are completed. 1) Organic growth programs are focused primarily on growing waste, energy, and metal revenue generated by our existing assets. 2) Includes early site work for Rookery and investments and premium paid on Earls Gate. 3) Includes gross cash received for sales and premiums received for development projects. 9 February 14, 2019

Capitalization Summary (Face value; unaudited, in millions) 12/31/2018 12/31/2017 12/31/2016 Cash and Cash Equivalents $58 $46 $84 Corporate Debt: Secured $671 $705 $608 Unsecured 1,694 1,664 1,664 Total Corporate Debt $2,365 $2,369 $2,272 Project Debt 150 171 406 Total Debt $2,515 $2,540 $2,678 Net Debt (1) $2,438 $2,469 $2,547 Stockholders’ Equity $487 $427 $469 Credit Ratios: Consolidated Leverage Ratio (1) 5.6x 6.4x 6.2x Senior Credit Facility Leverage Ratio (2) 2.2x 3.6x 3.0x 1) Consolidated Leverage Ratio is equal to net debt, calculated as total principal amount of debt outstanding less cash and cash equivalents, debt service principal-related restricted funds ($16 million at December 31, 2018) and escrowed construction financing proceeds ($3 million at December 31, 2018) divided by Adjusted EBITDA, excluding Dublin project proportional Adjusted EBITDA but including dividends from the Dublin project. 2) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries and ratio is proforma for acquisitions. 10 February 14, 2019

Adjusted EBITDA: 2019E vs. 2018 (1) (3) (2) 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity, insurance proceeds, and overhead. 2) Energy price includes capacity payments and RECs. 3) Includes Palm Beach, and Manhattan marine transfer station. 11 February 14, 2019

Adjusted EBITDA Trajectory (Unaudited) Adjusted EBITDA As Further Adjusted for Fairfax Insurance Timing $ in millions $ in millions (2) 2016 2017 2018 2019 Adjusted EBITDA as Reported $410 $408 $457 $453 Fairfax Insurance Timing (1) — 17 (17) — As Further Adjusted for Fairfax Insurance Timing $410 $425 $440 $453 1) Redistributes business interruption insurance recoveries related to the Fairfax facility from the year in which they were received to the year in which they would have been earned as Adjusted EBITDA had the event not occurred. 2) 2019E Adjusted EBITDA is shown at the midpoint of the guidance range. 12 February 14, 2019

Free Cash Flow: 2019E vs. 2018 (1) 1) Includes capital type expenditures at client owned facilities. 13 February 14, 2019

Appendix 14 February 14, 2019

Waste Update

- **Client and New Business Activity**
  - Extended Huntington service contract to 2024
  - Extended Montgomery service contract to 2026
  - Amended Long Beach service contract

- **2018 revenue drivers vs. 2017:**
  - Same store EfW tip fee revenue:
    - Price up $20 million (3.5%)
    - Volume up $38 million
  - EfW profiled waste revenue grew 10%
  - Environmental services increased 8% same store

- **Trends and outlook:**
  - Tip fee volumes to decline modestly on fleet optimization
  - Expect over 3% same store tip fee price growth
  - Service fee revenue growth driven by Palm Beach
  - Covanta Environmental Solutions growth driven by:
    - Profiled waste
    - Regulated medical waste
    - Expanded capacity at material processing facilities
  - New York City MTS to drive Municipal Services growth, net of impact of divested transfer stations

(Unaudited)

(in millions, except price)	2018A	2017A	2019E
Waste & Service Revenue:			
EfW Tip Fees	$624	$572	$610 - $630
EfW Service Fees	424	393	470 - 480
Environmental Services	141	129	145 - 150
Municipal Services	207	194	215 - 220
Other	38	42	35
Intercompany	(107)	(99)	(110)
Total	**$1,327**	**$1,231**	**$1,365 - $1,405**
EfW Tons: (1)			
Tip Fee Contracted	8.9	8.0	8.5 - 8.7
Tip Fee Uncontracted	2.1	2.1	2.0
Service Fee	9.5	8.6	10.7 - 10.8
Total	**20.5**	**18.7**	**21.2 - 21.5**
EfW Tip Fee Revenue/Ton:			
Contracted	$52.20	$52.87	
Uncontracted	$75.97	$72.25	
Average Tip Fee	**$56.70**	**$57.11**	**$58 - $59**

1) Excludes liquid waste.

15 February 14, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update (Unaudited) • 2018 revenue drivers vs. 2017: (in millions, except price) 2018A 2017A 2019E ▪ Energy revenue, including capacity, increased Energy Revenue: $21 million on a same store basis Energy Sales $291 $288 $270 - $290 ◦ Energy price down $6 million Capacity 52 46 40 ◦ Energy volume up $25 million ▪ PPA expirations and waste contract transitions, net of Total $343 $334 $310 - $330 higher revenue share and new capacity revenue, MWh Sold: reduced energy revenue by $6 million Contracted 2.1 2.5 2.0 • Trends and outlook: Hedged 3.1 2.7 2.8 ▪ Energy sales modestly lower in 2019 Market 1.3 0.8 1.5 - 1.7 ◦ Volumes slightly lower due to fleet optimization Total 6.5 6.0 6.3 - 6.5 ◦ Hedged prices improved vs. 2018 Revenue per MWh: (1) ◦ Forward curve for market is below 2018 Contracted $66.59 $69.36 $65 - $66 ◦ No meaningful contract transitions until 2024 ▪ Hedge activity: Hedged $32.88 $34.92 ~$35 ◦ 1.6 million MWh exposed in 2019 Market $37.12 $28.84 $25 - $37 ◦ 600,000 MWh already hedged for 2020 Average $44.68 $48.26 $42 - $45 1) Excludes capacity revenue. 16 February 14, 2019

Long-term Outlook: Energy Detail (Unaudited, in millions, except price) 2017A 2018A 2019E 2020E 2021E 2022E 2023E MWh Sold – CVA Share: Contracted 2.5 2.1 2.0 2.0 2.0 2.0 1.9 Hedged 2.7 3.1 2.8 0.6 - - - Market 0.8 1.3 1.6 3.8 4.5 4.5 4.6 Total MWh Sold 6.0 6.5 6.4 6.5 6.5 6.5 6.5 Market Sales (MWh) by Geography: PJM East 0.2 0.6 0.8 2.2 2.7 2.7 2.7 NEPOOL 0.2 0.2 0.4 1.1 1.1 1.2 1.2 NYISO 0.1 0.1 0.1 0.2 0.2 0.3 0.3 Other 0.3 0.3 0.3 0.4 0.4 0.4 0.5 Total Market Sales 0.8 1.3 1.6 3.8 4.5 4.5 4.6 Revenue per MWh: (1) Contracted $69.36 $66.59 ~$65 Hedged $34.92 $32.88 ~$35 Market $28.84 $37.12 ~$31 Average Revenue per MWh $48.26 $44.68 ~$43 Capacity Revenue (2) $46 $52 ~$40 ~$40 ~$40 • Note: Production estimates for 2020 - 2023 are approximated based on historical operating performance and expected contract structures Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. 2) Capacity revenue is approximate and includes bilateral agreements and only represents full year periods in which auctions have already settled. 17 February 14, 2019

Recycled Metals Update

- **2018 revenue drivers vs. 2017:**
  - Ferrous:
    - Realized pricing up $5 million
    - Sales volume up $6 million
  - Non-ferrous:
    - Realized pricing up $5 million on improved mix
    - Sales volume down $2 million due to reduced volumes after processing and shipment timing
- **Trends and outlook:**
  - Continued growth in metal recovery
  - Ferrous prices stable with HMS pricing at $298 per ton in February
  - Non-ferrous outlook improved in 2019
    - Improved separation and sales of higher value metals to more than offset lower pricing for scrap aluminum

(Unaudited)

($ in millions, except price; tons in thousands)	2018A	2017A	2019E
Metals Revenue:			
Ferrous	$58	$48	$50 - $60
Non-Ferrous	37	34	50 - 60
Total	**$95**	**$82**	**$100 - $120**
Tons Recovered:			
Ferrous	424	396	440 - 450
Non-Ferrous	49	38	50 - 55
Tons Sold:			
Ferrous	333	302	370 - 380
Non-Ferrous	31	31	35 - 40
Revenue per Ton Sold:			
Ferrous	$173	$157	$130 - $160
Non-Ferrous	$1,218	$1,088	$1,400 - $1,500
Average HMS index price (1)	$328	$268	$250 - $300
Average Old Cast Aluminum (2)	$0.57	$0.61	~$0.46

1) 2018 and 2017 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market.
2) 2018 and 2017 average Old Cast Aluminum Scrap ($ / pound) calculated using the high price as published by American Metal Market.

18 February 14, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Maintenance and Operating Expenses (Unaudited) (in millions) 2018A 2017A 2019E • 2018 summary: Plant Maintenance Expense: ▪ Total EfW maintenance spend on plan EfW $290 $302 $300 - $310 ▪ Other Plant Operating Expense drivers: Other 9 8 ◦ EfW: Dublin and Palm Beach Total $299 $311 ◦ Non-EfW: CES growth and metals processing • $35 million in Fairfax insurance recoveries (contra expense) in Other Operating Expense in 2018 Maintenance Capex: ◦ $17 million in business interruption EfW $114 $94 $105 - $115 ◦ $18 million in property coverage (does not impact Other 28 16 15 Adjusted EBITDA) Total $142 $111 $120 - $130 • Trends and outlook: Total EfW Maintenance Spend $404 $397 $405 - $425 ▪ 2019 total EfW maintenance spend driven by: ◦ Inclusion of Palm Beach, net of facility closures Other Plant Operating Expense: ◦ Greater mix of expense vs. capex EfW $698 $650 ▪ Other Plant Operating Expense drivers: Other 325 310 ◦ EfW: Palm Beach acquisition Total $1,022 $960 ◦ Non-EfW: CES growth and NYC MTS Other Operating Expense $65 $51 19 February 14, 2019

Non-GAAP Reconciliation: Adjusted EBITDA Q4 Full Year (Unaudited, in millions) 2018 2017 2018 2017 Net Income $9 $131 $152 $57 Depreciation and amortization expense 56 60 218 215 Interest expense 34 41 145 147 Income tax expense (benefit) 5 (186) (29) (191) Impairment charges — 1 86 2 Debt service billings (less than) in excess of revenue recognized (1) 1 (1) 5 Severance and reorganization costs — — 5 1 Stock-based compensation expense 6 2 24 18 Capital type expenditures at client owned facilities (1) 9 19 37 55 (Gain) loss on sale of business — — (217) 6 Loss on extinguishment of debt 12 71 15 84 Business development and transaction costs, net (1) 4 3 5 Property insurance recoveries, net (11) — (18) (2) Adjustments to reflect Adjusted EBITDA from unconsolidated investments (2) 7 — 23 — Other 7 3 14 6 Total adjustments 123 16 305 351 Adjusted EBITDA $132 $147 $457 $408 1) Adjustment for impact of adoption of FASB ASC 853 – Service Concession Arrangements. 2) Adjustment beginning in 2018 to the Equity in Income from unconsolidated investments to adjust for the proportional impact of depreciation & amortization, interest expense, and taxes at the unconsolidated subsidiary (Proportional Adjusted EBITDA). 20 February 14, 2019

Non-GAAP Reconciliation: Adjusted EBITDA and Free Cash

	Q4		Full Year		Full Year
(Unaudited, in millions)	2018	2017	2018	2017	Estimated 2019 [1]
Adjusted EBITDA	**$132**	**$147**	**$457**	**$408**	**$440 - $465**
Cash paid for interest, net of capitalized interest	(21)	(32)	(136)	(132)	(140)
Cash paid for taxes, net	—	—	(2)	—	(5)
Capital type expenditures at client owned facilities [2]	(9)	(19)	(37)	(55)	(40)
Equity in net income from unconsolidated investments	(3)	—	(6)	(1)	(5) - (10)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments [3]	(7)	—	(23)	—	(20) - (25)
Dividends from unconsolidated investments	12	1	13	2	10
Adjustment for working capital and other	(13)	49	(28)	20	(10) - 10
Net cash provided by operating activities	**$91**	**$146**	**$238**	**$242**	**$230 - $260**
Changes in restricted funds - operating [4]	(3)	(17)	4	1	10
Maintenance capital expenditures	(47)	(27)	(142)	(111)	(130 - 120)
Free Cash Flow	**$41**	**$102**	**$100**	**$132**	**$120 - $145**

1) Guidance as of February 14, 2019.
2) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements.*
3) Adjustment beginning in 2018 to reconcile the Equity in Income from unconsolidated investments to Proportional Adjusted EBITDA.
4) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents, and restricted funds provided by operating activities.

21 February 14, 2019

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EPS Q4 Full Year (Unaudited, in millions, except per share amounts) 2018 2017 2018 2017 Diluted Earnings Per Share: $0.07 $1.01 $1.15 $0.44 Reconciling Items (0.03) (0.92) (1.25) (0.81) Adjusted EPS $0.04 $0.09 $(0.10) $(0.37) Reconciling Items Impairment charges $— $1 $86 $2 Severance and reorganization costs — — 5 1 Loss on extinguishment of debt 12 71 15 84 Property insurance recoveries (11) — (18) (2) Effect of foreign exchange loss on indebtedness 2 — 3 (2) (Gain) loss on sale of business — — (217) 6 Other (1) 1 (1) 1 Total Reconciling Items, pre-tax 2 73 (127) 90 Pro forma income tax impact (1) 1 (19) (4) Impact of New Jersey state tax law change (5) — (19) — Grantor trust activity — (11) — (9) Impact of federal tax reform change — (204) — (204) Transition tax — 21 — 21 Total Reconciling Items, net of tax (4) (120) (165) (106) Diluted Per Share Impact $(0.03) $(0.92) $(1.25) $(0.81) Diluted Weighted Average Shares Outstanding 133 131 132 131 22 February 14, 2019

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities, plus changes in restricted funds - operating, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criteria of liquidity and for performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended and three months ended December 31, 2018 and 2017 reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are being conducted through unconsolidated entities that we do not control, we are adjusting for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended and three months ended December 31, 2018 and 2017, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection. Adjusted EPS Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the year ended and three months ended December 31, 2018 and 2017, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP. 23 February 14, 2019